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                                                                      EXHIBIT 11

                               BATTLE MOUNTAIN GOLD COMPANY
                      COMPUTATIONS OF INCOME (LOSS) PER COMMON SHARE


                                                                                      THREE MONTHS ENDED
                                                                                            MARCH 31
Millions, except per share amounts                                                     1998          1997
----------------------------------                                                     ----          ----
BASIC INCOME (LOSS) PER SHARE
      Net income (loss)
         Net loss                                                                   $     (1.6)       (11.8)
         Deduct dividends on preferred shares                                             (1.9)        (1.9)
                                                                                    ----------   ----------
         Net loss applicable to common stock                                        $     (3.5)  $    (13.7)
                                                                                    ==========   ==========
      Shares
         Weighted average number of common shares outstanding                            229.8        229.7
                                                                                    ==========   ==========
      Basic income (loss) per common share                                          $   (0.015)  $   (0.060)
                                                                                    ==========   ==========

DILUTED INCOME (LOSS) PER SHARE
      Net loss applicable to common stock                                           $     (3.5)  $    (13.7)
                                                                                    ==========   ==========
      Shares
         Weighted average number of common shares outstanding                            229.8        229.7
         Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
         from exercise of such options                                                      --           --
                                                                                    ----------   ----------
         Weighted average number of common shares outstanding, as adjusted               229.8        229.7
                                                                                    ==========   ==========

      Diluted income (loss) per share, assuming conversion                          $   (0.015)  $   (0.060)
                                                                                    ==========   ==========


CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
    CONVERSION OF PREFERRED SHARES
      Net income (loss)
         Net loss applicable to common stock                                        $     (3.5)  $    (13.7)
         Effect on net loss if preferred shares were converted                             7.5          7.5
                                                                                    ----------   ----------
         Net income (loss), as adjusted                                             $      4.0   $     (6.2)
                                                                                    ==========   ==========
      Shares
         Weighted average number of common shares outstanding                            229.8        229.7
         Effect on average shares outstanding if preferred shares were converted          11.0         11.0
                                                                                    ----------   ----------
         Weighted average number of common shares outstanding, as adjusted               240.8        240.7
                                                                                    ==========   ==========

      Diluted income (loss) per share, assuming conversion                          $    0.017   $   (0.026)
                                                                                    ==========   ==========

    CONVERSION OF DEBENTURES
      Net income (loss)
         Net loss applicable to common stock                                        $     (3.5)  $    (13.7)
         Effect on net loss if debentures were converted                                   1.0         --
                                                                                    ----------   ----------
         Net loss, as adjusted                                                      $     (2.5)  $    (13.7)
                                                                                    ==========   ==========
      Shares
         Weighted average number of common shares outstanding                            229.8        229.7
         Effect on average shares outstanding if debentures were converted                 4.8          4.8
                                                                                    ----------   ----------
         Weighted average number of common shares outstanding, as adjusted               234.6        234.5
                                                                                    ==========   ==========

      Diluted income (loss) per share, assuming conversion                          $   (0.011)  $   (0.058)
                                                                                    ==========   ==========

    CONVERSION OF OPTIONS
      Net income (loss)
         Net loss applicable to common stock                                        $     (3.5)  $    (13.7)
                                                                                    ==========   ==========
      Shares
         Weighted average number of common shares outstanding                            229.8        229.7
         Effect on average shares outstanding if options were converted                    0.1          0.2
                                                                                    ----------   ----------
         Weighted average number of common shares outstanding, as adjusted               229.9        229.9
                                                                                    ==========   ==========

      Diluted income (loss) per share, assuming conversion                          $   (0.015)  $   (0.060)
                                                                                    ==========   ==========
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